EXHIBIT B

                             JOINT FILING AGREEMENT

The undersigned hereby agree that Amendment No. 3 to Schedule 13D relating to common stock, $0.01 par value per share, of Asia Pacific Wire & Cable
Corporation Limited filed by the undersigned, and all other amendments to such
Schedule, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 9, 2007

                                        SINO-JP FUND CO., LTD.

                                         By: /s/ Wellen Sham
                                             -----------------------------------
                                             Wellen Sham, Chairman
r

                                         SINO-JP ASSETS MANAGEMENT CO.

                                         By: /s/ Wellen Sham
                                             -----------------------------------
                                             Wellen Sham, Director

                                         EXPERT TIME HOLDINGS LIMITED

                                         By: /s/ Wellen Sham
                                             -----------------------------------
                                             Wellen Sham, Director

                                         /s/ Wellen Sham
                                         ---------------
                                         Wellen Sham
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